As filed with the Securities and Exchange Commission on September 27, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

LIBERTY GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	12300 Liberty Boulevard Englewood, Colorado 80112	20-2197030
(State or Other Jurisdiction of	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

LIBERTY GLOBAL 401(k) SAVINGS AND STOCK OWNERSHIP PLAN

(Full title of plan)

Elizabeth M. Markowski, Esq.

Liberty Global, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

(720) 875-5800

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Renee L. Wilm, Esq.

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

(212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)
Series C Common Stock, $.01 Par Value	350,000	$29.81	$10,433,500	$743.91

(1)           Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Liberty Global 401(k) Savings and Stock Ownership Plan.

(2)           Based upon the average of the high and low prices reported for Liberty Global, Inc. Series C common stock, par value $.01 per share, on the Nasdaq Global Select Market on September 23, 2010.

(3)           Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

(4)           Liberty Global, Inc. previously filed a Registration Statement on Form S-3 (File No. 333-128945) (the “Form S-3”) with the Securities and Exchange Commission on October 12, 2005, and has since withdrawn the Form S-3 pursuant to Rule 477 under the Securities Act. Pursuant to Rule 459(p) under the Securities Act, $743.91 of the filing fee previously paid upon the filing of the Form S-3 is being applied to offset the filing fee due on this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement applies to additional shares of Series C common stock, par value $.01 per share, of the Registrant relating to the Registrant’s Liberty Global 401(k) Savings and Stock Ownership Plan (formerly known as UnitedGlobalCom, Inc. 401(k) Savings and Stock Ownership Plan), for which Registration Statement on Form S-8 (File No. 333-128034), as filed on September 1, 2005, is effective. The contents of such registration statement are hereby incorporated by reference.

Item 8.            Exhibits.

Exhibit No.	Description

4.1

Specimen Certificate for shares of Series C common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A, filed August 24, 2005 (Commission File No. 000-51360))

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers Bedrijfsrevisoren bcvba

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 27th day of September, 2010.

LIBERTY GLOBAL, INC.

By:	/s/Elizabeth M. Markowski
Name:	Elizabeth M. Markowski
Title:	Senior Vice President, Secretary
and General Counsel

Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator for the Liberty Global 401(k) Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 27th day of September, 2010.

LIBERTY GLOBAL, INC., PLAN ADMINISTRATOR

By:	/s/Michelle L. Keist
Name:	Michelle L. Keist, Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth M. Markowski, Bernard G. Dvorak and Michael T. Fries his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/John C. Malone	Chairman of the Board	September 27, 2010
John C. Malone

/s/ Michael T. Fries	Chief Executive Officer, President and Director	September 27, 2010
Michael T. Fries

/s/Charles H.R. Bracken	Senior Vice President and Co-Chief Financial Officer (Principal Financial Officer)	September 27, 2010
Charles H.R. Bracken

/s/Bernard G. Dvorak	Senior Vice President and Co-Chief Financial Officer (Principal Accounting Officer)	September 27, 2010
Bernard G. Dvorak

/s/John P. Cole, Jr.	Director	September 27, 2010
John P. Cole, Jr.

/s/Miranda Curtis	Director	September 27, 2010
Miranda Curtis

/s/John W. Dick	Director	September 27, 2010
John W. Dick

/s/Paul A. Gould	Director	September 27, 2010
Paul A. Gould

/s/Richard R. Green	Director	September 27, 2010
Richard R. Green

Name	Title	Date

/s/David E. Rapley	Director	September 27, 2010
David E. Rapley

Director
Larry E. Romrell

/s/J.C. Sparkman	Director	September 27, 2010
J.C. Sparkman

/s/J. David Wargo	Director	September 27, 2010
J. David Wargo

Exhibit Index

Exhibit No.	Description

4.1

Specimen Certificate for shares of Series C common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A, filed August 24, 2005 (Commission File No. 000-51360))

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers Bedrijfsrevisoren bcvba

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-3)